UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2011

FREIGHTCAR AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two North Riverside Plaza, Suite 1250 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(800) 458-2235

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement.

On August 1, 2011, FreightCar America, Inc. (the “Company”) terminated the term of the Joint Venture Agreement (the “JV Agreement”) that it entered into on January 22, 2008 with Titagarh Wagons Limited (“Titagarh”) to develop railcars for the Indian market. Pursuant to the JV Agreement, the Company and Titagarh formed Titagarh FreightCar Private Limited to initially develop prototype cars based on the Company’s designs and assess the market opportunity for railcar production in India. On May 26, 2011, pursuant to the terms of the JV Agreement, the Company notified Titagarh that it was not in compliance with certain of the covenants, terms and conditions of the JV Agreement and provided Titagarh with an opportunity to cure. On August 1, 2011, due to Titagarh’s failure to cure its non-compliance with the JV Agreement, the Company notified Titagarh that the Company was exercising its unilateral right under the JV Agreement to terminate the term of the JV Agreement, effective immediately. The Company did not incur a material early termination penalty by reason of this termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.

Date: August 3, 2011	By:	/S/ LAURENCE M. TRUSDELL
Name: Laurence M. Trusdell Title: General Counsel and Corporate Secretary